Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005 on the consolidated financial statements of Atlantic Coast Federal Corporation as of December 31, 2004 and 2003 and for each of the years in the three-year period ending December 31, 2004 included in the Annual Report on Form 10-K (SEC File No. 000-50962) of Atlantic Coast Federal Corporation for the year ended December 31, 2004.


                                         /s/ Crowe Chizek and Company LLC

                                         Crowe Chizek and Company LLC

Oak Brook, Illinois
July 18, 2005